Exhibit 10.20

First Amendment to the

Weingarten Realty Retirement Plan

as Restated Effective January 1, 2020

R E C I T A L S:

WHEREAS, Weingarten Realty Investors (the “Employer”) has previously established the Weingarten Realty Retirement Plan (the “Plan”) for the benefit of those employees who qualify thereunder and for their beneficiaries;

WHEREAS, the Employer has submitted the Plan, as restated effective January 1, 2020, to the Internal Revenue Service for an updated tax-qualification determination letter;

WHEREAS, the Internal Revenue Service has requested that the Plan be amended as provided herein;

WHEREAS, the Employer has determined it to be necessary and desirable to amend the Plan as provided herein; and

WHEREAS, the Employer has the power and authority to amend the Plan pursuant to Section 16.1 of the Plan;

NOW, THEREFORE, pursuant to Section 16.1 of the Plan, the following amendment is made and shall be effective as of January 1, 2020.

Section 5.2 is hereby amended by adding the following new paragraph (c) to the end thereof to be and read as follows:

“(c)

The normal retirement benefit of each Participant shall not be less than the largest periodic benefit that would be payable to the Participant upon separation from service at or prior to normal retirement age under the Plan exclusive of Social Security supplements, premiums on disability or term insurance, and the value of disability benefits not in excess of the normal retirement benefit. For purposes of comparing periodic benefits in the same form commencing prior to and at normal retirement age, the greater benefit is determined by converting the benefit payable prior to normal retirement age into the same form of annuity benefit payable at normal retirement age and comparing the amount of such annuity payments. In the case of a Top-Heavy Plan, the normal retirement benefit shall not be smaller than the minimum benefit to which the Participant is entitled under Section 18.4.”

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IN WITNESS WHEREOF, the Employer has caused the Plan to be amended by this First Amendment this         21         day of         12         , 2020, to be effective as stated herein.

WEINGARTENT REALTY INVESTORS
By:	/s/ Stephen C. Richter
Name	Stephen C. Richter
Title	Exec. Vice President/CFO